SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2006 (December 29, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Massey Executives’ Supplemental Benefit Plan

On December 29, 2005, the Chairman of the Compensation Committee of the Board of Directors of Massey Energy Company (the “Registrant”), being duly authorized by the Compensation Committee, approved the Massey Executives’ Supplemental Benefit Plan, as amended and restated effective January 1, 2005 (the “Plan”). The Supplemental Benefit Plan generally updates the Registrant’s pre-existing supplemental benefit plan which was first adopted by Fluor Corporation, the Registrant’s predecessor company, and subsequently maintained by A.T. Massey Coal Company, Inc., the Registrant’s direct, wholly-owned subsidiary, to comply with rules and regulations promulgated under the American Jobs Creation Act of 2004 and codified in Section 409A of the Internal Revenue Code of 1986, as amended, as well as to make the Registrant the sponsor of the Plan. The Plan’s purpose is to provide specified benefits to a select group of management and highly paid executives.

Currently, there are two participants in the Plan, Don L. Blankenship, Chairman, CEO and President and H. Drexel Short, Jr., Senior Vice President, Group Operations. The agreements through which these individuals participate in the Plan are discussed below in the following section entitled Massey Executives’ Supplemental Benefit Plan Agreements.

The Plan is a combined life insurance and deferred compensation plan providing the following mutually exclusive benefits: (i) a pre-retirement insured death benefit; (ii) a retirement benefit of (a) a post-retirement death benefit that may or may not be insured, (b) a lump sum payment at retirement, or (c) a salary continuation benefit; or (iii) if permitted by the administrative committee, a joint and survivor death benefit. In the event of an adverse employment change within three years after a change in control (as defined in the Plan), the lump sum benefit will be paid in lieu of any other benefit.

If a participant dies prior to the date upon which the endorsement benefits cease and prior to experiencing a termination of employment, then a pre-retirement death benefit will be paid in the amount(s) set forth in the participant’s agreement. The pre-retirement death benefit will be paid to the participant’s beneficiary no later than six months after the date the administrator is provided with proof that is satisfactory to the insurer and the administrative committee of the participant’s death.

Subject to a participant’s continuous employment from the effective date of his Plan agreement until his retirement and provided he has not elected the joint and survivor death benefit, the participant has the right to elect one of the following forms of retirement benefit: (a) a post-retirement death benefit, (b) a lump sum benefit, or (c) a salary continuation benefit. If a participant does not make an election, then the participant will be deemed to have elected the post-retirement death benefit. If the participant elects to receive the post-retirement death benefit, the participant’s beneficiary will receive a stated death benefit amount at the participant’s death payable by the Registrant (but not under the insurance policy(ies) that supported the benefit during employment). The participant’s post-retirement death benefit will be paid to his beneficiary upon the participant’s death in a lump sum. If a participant elects the lump sum, it will be paid six months after the date of the participant’s retirement. If the participant elects to receive the salary continuation benefit, the participant will be paid his benefit in 120 equal payments over a period of 120 months commencing six months after the date of the participant’s retirement. If the participant who elects the salary continuation benefit dies before the end of the 120 month payment cycle, the remaining payments will be paid to the participant’s beneficiary in the same manner.

In the event that the administrative committee determines that the participant has experienced a disability, then, regardless of any election by the participant to the contrary and except as otherwise provided in the Plan, the only benefit payable with respect to the participant will be the pre-retirement death benefit; provided, however, that such benefit will be payable pursuant to the Plan only if the participant dies on or before the second anniversary of the date he becomes disabled. After such date, the obligation of the Registrant to provide any benefit whatsoever with regard to the participant under the Plan will terminate, unless the administrative committee determines that the participant’s disability for purposes of the Plan is an approved early retirement in which case the participant will be deemed for purposes of the calculation of any elected lump sum benefit or salary continuation benefit to be retiring on the second anniversary of the disability.

If the participant experiences an adverse change of employment condition (as defined in the Plan) within 36 months following a change in control event (as defined in the Plan), the participant will be deemed to have experienced an approved early retirement as of the date of such adverse change of employment condition and payment will be made six months after the occurrence of such event in the form of a lump sum benefit, notwithstanding the participant’s retirement benefit election.

The terms and conditions of the Plan are not deemed to constitute a contract of employment between the Registrant and a participant. Employment of participants is an “at will” employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment agreement. Nothing in the Plan shall be deemed to give a participant the right to be retained in the service of the Registrant or to interfere with the right of the Registrant to discipline or discharge a participant at any time.

The foregoing is a summary of the material terms of the Plan and does not purport to be complete, and is qualified in its entirety by the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Massey Executives’ Supplemental Benefit Plan Agreements

On December 29, 2005, in conjunction with the adoption of the Massey Executives’ Supplemental Benefit Plan discussed above, the Registrant entered into a certain Massey Executives’ Supplemental Benefit Plan Agreement with Don L. Blankenship and a certain other Massey Executives’ Supplemental Benefit Plan Agreement with H. Drexel Short, Jr., respective copies of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01. The agreements with Messrs. Blankenship and Short generally update pre-existing agreements with these individuals to comply with the rules and regulations promulgated under the American Jobs Creation Act of 2004 and codified in Section 409A of the Internal Revenue Code of 1986, as amended.

The agreement with Mr. Blankenship provides him with an insured pre-retirement death benefit totaling $4,000,000. The agreement with Mr. Blankenship provides him with a choice between a post-retirement death benefit totaling $4,000,000, a lump sum payment in the event of retirement at age 65 of $1,130,629 (with lower amounts for earlier retirement ages), or a salary continuation benefit in the event of retirement at age 65 of $18,241 per month for 120 months (with lower amounts for earlier retirement ages). The benefit elections made available to Mr. Blankenship in his agreement are those described in the Plan above, with the following exceptions: the post-retirement death benefit will also be insured until age 65; and unless waived by the Registrant, if Mr. Blankenship elects and has the post-retirement death benefit in effect after his termination of employment, Mr. Blankenship agrees to reimburse the Registrant for the economic benefit (as determined for federal income tax purposes) provided to him by the Registrant for continued insurance coverage until age 65. The Registrant may agree in writing to waive the reimbursement requirement at any time. The agreement grants Mr. Blankenship a right to an approved early retirement which vests his retirement benefit, provided he actually severs from employment with the Registrant for reasons other than death prior to age 65. The insurance endorsements anticipated to cover the pre-retirement death benefit and post-retirement death benefit, if applicable, are expected to be executed in due course.

The agreement with Mr. Short provides him with an insured pre-retirement death benefit totaling $1,000,000. The agreement with Mr. Short provides him with a choice between a post-retirement death benefit totaling $1,000,000, a lump sum payment in the event of retirement at age 65 of $460,164 (with lower amounts for earlier retirement ages), or a salary continuation benefit in the event of retirement at age 65 of $7,077.91 per month for 120 months (with lower amounts for earlier retirement ages). The insurance endorsements anticipated to cover the pre-retirement death benefit are expected to be executed in due course.

The foregoing is a summary of the material terms of the agreements and does not purport to be complete, and is qualified in its entirety by each particular agreement, as applicable.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Massey Executives’ Supplemental Benefit Plan, as amended and restated effective January 1, 2005.

10.2	Massey Executives’ Supplemental Benefit Plan Agreement between the Registrant and Don L. Blankenship, effective January 1, 2005.

10.3	Massey Executives’ Supplemental Benefit Plan Agreement between the Registrant and H. Drexel Short, Jr., effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: January 5, 2006	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel and
Secretary

Exhibit Index

10.1	Massey Executives’ Supplemental Benefit Plan, as amended and restated effective January 1, 2005.

10.2	Massey Executives’ Supplemental Benefit Plan Agreement between the Registrant and Don L. Blankenship, effective January 1, 2005.

10.3	Massey Executives’ Supplemental Benefit Plan Agreement between the Registrant and H. Drexel Short, Jr., effective January 1, 2005.